UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 17, 2001

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(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OF JURISDICTION OF INCORPORATION)

1-11605	95-4545390
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

500 South Buena Vista Street, Burbank, California	91521
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(818) 560-1000
(REGISTRANT'S TELEPHONE NUMBER)

ITEM 5.	OTHER EVENTS

During the quarter ended December 31, 2000, the Registrant made certain changes in the manner in which it reports its consolidated results of operations. Corporate general and administrative expense is now reported in costs and expenses and equity in the income of investees is reported as a single line item in the consolidated statements of income. The accompanying exhibit sets forth restatements of consolidated results of operations for the 2000 and 1999 fiscal years.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99	- -	The Walt Disney Company Consolidated Results of Operations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

THE WALT DISNEY COMPANY

By:	/s/ David K. Thompson

David K. Thompson Senior Vice President Assistant General Counsel

Date:	April 17, 2001

Exhibit 99

THE WALT DISNEY COMPANY CONDENSED CONSOLIDATED STATEMENT OF INCOME (in millions, except per share data)

Year Ended 30th September,
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2000	1999
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Revenue	$25,418	$23,455
Costs and expenses	(21,691)	(20,070)
Amortization of intangible assets	(1,233)	(456)
Restructuring charges	-	(132)
Gain on sale of businesses	489	345
Net interest expense and other	(558)	(612)
Equity in the income of investees	208	(127)
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Income before income taxes and minority interests	2,633	2,403
Income taxes	(1,606)	(1,014)
Minority interest	(107)	(89)
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Net income	$920	$1,300
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Earnings (loss) attributed to:

Disney Common Stock (1)	$1,196	$1,300
Internet Group Common Stock	(276)	0

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$920	$1,300
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Earnings (loss) per share attributed to:

Disney Common Stock (1)

Diluted	$0.57	$0.62
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Basic	$0.58	$0.63
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Internet Group Common Stock (basic and diluted)	$(6.18)	$	n/a
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Average number of common and common equivalent shares outstanding:

Disney Common Stock

Diluted	2,103	2,083
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Basic	2,074	2,056
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Internet Group Common Stock (basic and diluted) (2)	45	n/a
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(1)

Including Internet Group losses attributed to Disney common stock. Earnings attributed to Disney common stock reflect 100% of Internet Group losses through 17th November, 1999, and approximately 72% thereafter.

(2)	Does not include the interest in the Internet Group retained by Disney, representing approximately 72% of the entire equity in Internet Group.